Exhibit 99.2

QXO, INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Measures

(in millions)

(Unaudited)

Combined Company Revenue

A reconciliation of QXO net sales to combined company revenue is as follows:

Year Ended December 31, 2025
QXO net sales	$6,842.2
Pre-acquisition Beacon net sales	2,694.6
Kodiak net sales	2,337.8
TopBuild net sales(1)	6,214.1
Combined company revenue	$18,088.7

(1)	Amount includes net sales of certain businesses prior to TopBuild’s acquisition of such businesses during 2025, most significant of which were (i) Specialty Products and Insulation (“SPI”) acquired in October 2025 and (ii) Progressive Roofing acquired in July 2025.

QXO, INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Measures (cont.)

(in millions)

(Unaudited)

Combined Company Adjusted EBITDA

A reconciliation of QXO net loss to combined company Adjusted EBITDA is as follows:

Year Ended December 31, 2025
QXO net loss	$(279.4)
Depreciation	108.4
Amortization	314.7
Stock-based compensation	144.5
Interest expense, net	47.7
Loss on debt extinguishment(1)	49.7
Benefit from income taxes	(57.7)
Restructuring costs	59.6
Transaction costs	83.7
Transformation costs	44.9
Inventory fair value adjustments(2)	131.7
QXO Adjusted EBITDA	647.8
Pre-acquisition Beacon Adjusted EBITDA(3)	135.2
Kodiak Adjusted EBITDA(4)	204.7
TopBuild Adjusted EBITDA(5)	1,141.9
Combined company Adjusted EBITDA	$2,129.6

(1)	Represents extinguishment costs resulting from the partial prepayment of borrowings under the company’s term loan facility in May 2025 and the subsequent refinancing of the term loan facility in November 2025.
(2)	Represents the inventory fair value adjustments related to recording the inventory of acquired businesses at fair value on the date of acquisition.
(3)	Refer below for a reconciliation of Beacon net loss to Adjusted EBITDA for the pre-acquisition period of January 1, 2025 through April 28, 2025.

Pre-acquisition Beacon net loss	$(71.9)
Depreciation	41.6
Amortization	30.1
Stock-based compensation	12.5
Interest expense, net	58.6
Benefit from income taxes	(19.0)
Restructuring costs	38.7
Transaction costs	44.2
Transformation costs	0.4
Pre-acquisition Beacon Adjusted EBITDA	$135.2

(4)	Refer below for a reconciliation of Kodiak net loss from continuing operations to Kodiak Adjusted EBITDA for the year ended December 31, 2025.

Kodiak net loss from continuing operations	$(0.6)
Depreciation	37.4
Amortization	29.1
Stock-based compensation	0.5
Interest expense, net	126.4
Provision for income taxes	2.2
Restructuring costs	1.3
Transaction costs	5.5
Transformation costs	2.9
Kodiak Adjusted EBITDA	$204.7

(5)	Refer below for a reconciliation of TopBuild net income to TopBuild Adjusted EBITDA for the year ended December 31, 2025.

TopBuild net income	$521.7
Depreciation	70.4
Amortization	98.7
Stock-based compensation	16.6
Interest expense, net	88.4
Provision for income taxes	181.9
Transaction costs	32.9
Inventory fair value adjustments	11.4
Restructuring costs	14.6
Refinancing costs	0.2
TopBuild Adjusted EBITDA, excluding pre-acquisition Adjusted EBITDA	1,036.8
Pre-acquisition Adjusted EBITDA(a)	105.1
TopBuild Adjusted EBITDA	$1,141.9

(a)	Amount includes Adjusted EBITDA of certain businesses prior to TopBuild’s acquisition of such businesses during 2025, most significant of which were (i) SPI acquired in October 2025 and (ii) Progressive Roofing acquired in July 2025.

Non-GAAP Financial Measures

This communication includes references to financial measures that are not prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). These non-GAAP financial measures include Adjusted EBITDA, combined company Adjusted EBITDA and combined company revenue. These non-GAAP financial measures are presented in addition to, and should not be considered superior to, or as a substitute for, financial statements prepared in accordance with GAAP. Other companies may calculate these non-GAAP financial measures differently, and therefore QXO’s measures may not be comparable to similarly titled measures of other companies.

QXO defines Adjusted EBITDA as net income (loss) excluding depreciation, amortization, interest expense (income), net and provision for (benefit from) income taxes, and also excluding stock-based compensation, loss on debt extinguishment, restructuring costs, transaction costs, transformation costs, refinancing costs and inventory fair value adjustments that are not considered representative of the Company’s underlying operations. QXO calculates combined company revenue and combined company Adjusted EBITDA by aggregating the net sales and Adjusted EBITDA of QXO, Kodiak and TopBuild, in each case adjusted to reflect the full-year contribution of acquisitions completed throughout 2025.

Management uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating QXO’s ongoing performance. QXO believes these non-GAAP financial measures facilitate analysis of the Company’s ongoing business operations because they exclude items that may not be reflective of, or are unrelated to, QXO’s core operating performance, and may assist investors with comparisons to prior periods and assessing trends in the Company’s underlying business.